Exhibit 10.1
FIRST AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENT
This First Amendment to Letter of Credit Facility Agreement (this “Amendment”) is entered into as of December 9, 2019 by and among CAVELLO BAY REINSURANCE LIMITED as Borrower, ENSTAR GROUP LIMITED, KENMARE HOLDINGS LTD., ENSTAR (US ASIA-PAC) HOLDINGS LIMITED and ENSTAR HOLDINGS (US) LLC as Guarantors, the LENDERS party hereto, NATIONAL AUSTRALIA BANK LIMITED, LONDON BRANCH as Administrative Agent, and NATIONAL AUSTRALIA BANK LIMITED as Several L/C Issuing Bank.
RECITALS
A.    The Borrowers, the Guarantors, the Existing Lenders, the Administrative Agent and the Several L/C Issuing Bank are parties to that certain Letter of Credit Facility Agreement, dated as of August 5, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”), pursuant to which the Existing Lenders have agreed to issue syndicated Letters of Credit through the Several L/C Issuing Bank at the request of the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.
B.    The Credit Parties have notified the Several L/C Issuing Bank, the Administrative Agent and the Existing Lenders of their request to amend the Existing Credit Agreement as set forth below, but otherwise have the Existing Credit Agreement remain in full force and effect.
C.    In accordance with Section 10.02(b) of the Existing Credit Agreement, the Credit Parties, the Several L/C Issuing Bank, the Administrative Agent and the Required Lenders have agreed to amend the Existing Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.
AGREEMENT
The parties to this Amendment, intending to be legally bound, hereby agree as follows:
1.    Definitions. As used in this Amendment: “Existing Lender” means each Lender who is a party to the Existing Credit Agreement; “Increasing Lender” means each Existing Lender whose Commitment shown on Schedule 2.01 attached hereto is greater than its Commitment set forth in Schedule 2.01 attached to the Existing Credit Agreement on the Closing Date; and “New Lender” means each institution named on Schedule 2.01 attached hereto as a Lender that is not an Existing Lender.
2.    Commitment Increase; Amended Schedule 2.01.
a.    Commitment Increase. Subject to satisfaction of the conditions precedent set forth in Section 6 below: (a) Schedule 2.01 attached to the Existing Credit Agreement shall be amended to read as set forth on Schedule 2.01 attached hereto, (b) each Increasing Lender agrees that its Commitment shall increase to the amount set forth opposite its name on Schedule 2.01 attached hereto, and (c) each New Lender agrees that it shall be a “Lender” under and as defined in the Credit Agreement and shall have a Commitment in the amount set forth opposite its name on the Schedule 2.01 attached hereto, in each case effective as of the Effective Date.
b.    New Lenders. Each New Lender represents and agrees as follows: (i) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) it has, independently and without reliance upon the Administrative Agent, the Several L/C Issuing Bank, any other agent, any Lender or any arranger, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, and (iv) it acknowledges that the Administrative Agent, the Several L/C Issuing Bank, and the Lenders assume no responsibility with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document , (b) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents, (c) the financial condition of the Borrower, the Guarantors, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (d) the performance or observance by the Borrower, the Guarantors, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document
3.    Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 6 below:
a.    The cover page of the Existing Credit Agreement is hereby amended by replacing “$600,000,000” with “$760,000,000”.
b.    Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions therein in proper alphabetical order:
“First Amendment” means that certain First Amendment to Letter of Credit Facility Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Several L/C Issuing Bank.
“First Amendment Effective Date” means December 9, 2019.
c.    The last sentence of the definition of “Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“The Commitments as of the First Amendment Effective Date are listed in Schedule 2.01.”
d.    The definition of “Arrangers' Fee Letters” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Arrangers' Fee Letters” means the fee letters dated on or around the First Amendment Effective Date between the Parent and each Arranger.
e.    The definition of “Upfront Fee Letter” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Upfront Fee Letter” means the Upfront Fee Letter dated the First Amendment Effective Date between the Administrative Agent and the Parent.
f.    Section 2.01(b) of the Existing Credit Agreement is hereby amended by replacing “Loan Document” with “Credit Document”.
g.    Section 2.14 of the Existing Credit Agreement is hereby amended by replacing “$75,000,000” with “$40,000,000” and “$25,000,000” with “$20,000,000”:
4.    Representations and Warranties. Each Credit Party hereby represents and warrants, as of the date of this Amendment, that:
a.    The representations and warranties in each Credit Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof;
b.    The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Credit Party; this Amendment has been duly executed and delivered by such Credit Party and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity;
c.    The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any Law applicable to such Credit Party, (c) will not violate or result in a default under any other material Contractual Obligation binding upon such Credit Party or affecting its assets, and (d) will not result in the creation or imposition of any Lien on any asset of such Credit Party; and
d.    No Default has occurred and is continuing or would result after giving effect to this Amendment.
5.    Ratification and Confirmation of Credit Documents.
a.    Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, guarantees or agreements contained in the Existing Credit Agreement or any other Credit Document, and shall not operate as a waiver of any right, power, or remedy of the Administrative Agent, the Several L/C Issuing Bank or any Lender under the Existing Credit Agreement or any other Credit Document.
b.    Each Credit Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the obligations of such Credit Party under the Credit Documents to which it is a party, including all guarantees thereunder, shall not be impaired or affected and such Credit Documents, including all guarantees thereunder, and all promissory notes and all other instruments, documents and agreements entered into by such Credit Party in connection with such Credit Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
c.    Each Credit Party further agrees that nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Party to any future amendment to the Credit Agreement, except to the extent that the consent of such Credit Party to such amendment is expressly required under the Credit Agreement.
d.    Upon the effectiveness of this Amendment, each Existing Lender shall continue to be a party to the Credit Agreement as a Lender and each New Lender shall be a party to the Credit Agreement as a Lender.
6.    Effectiveness. This Amendment shall become effective on the date first written above (the “Effective Date”) only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Required Lenders and the Administrative Agent:
a.    Amendment. The Administrative Agent shall have acknowledged receipt of a counterpart of this Amendment signed on behalf of each Credit Party and the Required Lenders.
b.    Upfront Fee Letter. The Administrative Agent shall have acknowledged receipt from each party thereto of a counterpart signed on behalf of such party of the Upfront Fee Letter.
c.    Supplement to Approved Beneficiary Side Letter. The Administrative Agent shall have acknowledged receipt from each party thereto of a counterpart signed on behalf of such party of a supplement to the Approved Beneficiary Side Letter in form and substance satisfactory to the Administrative Agent, the Several L/C Issuing Bank and each Lender.
d.    Arrangers' Fee Letters. Each Arranger shall have acknowledged receipt from each party thereto of a counterpart signed on behalf of such party of an Arrangers' Fee Letter in form and substance satisfactory to such Arranger.
e.    Certificates. The Administrative Agent shall have received such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment (including provision of specimen signatures for all authorized signatories who will sign this Amendment or related documents on behalf of any Credit Party)
f.    Corporate Documents. The Administrative Agent shall have received such other documents and certificates (including Organizational Documents, good standing certificates or their equivalent in each applicable jurisdiction and the Group Structure Chart) as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Credit Party and any other legal matters relating to each Credit Party, this Amendment or the transactions contemplated hereby.
g.    Opinions of Counsel. The Administrative Agent shall have received an opinion of (i) Drinker Biddle & Reath LLP, New York and Delaware counsel to the Credit Parties, (ii) Carey Olsen Bermuda Limited, Bermuda counsel to the Administrative Agent, and (iii) Ashurst LLP, English counsel to the Administrative Agent, each addressed to the Finance Parties and dated the Effective Date, in form and substance satisfactory to the Administrative Agent (and the Administrative Agent hereby instructs such counsel to deliver such opinion to such Persons).
h.    Fees and Expenses. Each Credit Party shall have paid all fees, costs and expenses (including all reasonable and documented legal fees and expenses) agreed in writing to be paid by it to the Finance Parties in connection herewith (including pursuant to the Fee Letters) to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower on or prior to the Effective Date).
i.    KYC Information. Each Credit Party shall have provided to the Finance Parties such documentation and other information that the Finance Parties may reasonably require connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act, and, in respect of any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate in relation to such Credit Party.
j.    Government Approvals. The Credit Parties shall have obtained all necessary authorizations from Governmental Authorities in connection with the entry into and performance of the transactions contemplated by this Amendment (and for the validity or enforceability of this Amendment).
k.    Officer's Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Parent, confirming (x) satisfaction of the conditions set forth in this Section 6, (y) that the representations and warranties of each Credit Party set forth in this Amendment and in any other Credit Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date) and (z) that no Default has occurred and is continuing.
l.    Amendments and Waivers. The Administrative Agent shall have received evidence of amendments and/or waivers from the existing lenders and agents under the Revolving Credit Facility Documents, the Term Loan Credit Documents and the LC Credit Documents as may be necessary, in the opinion of the Administrative Agent, to permit the terms of this Amendment under such agreements.
m.    Other Documents. The Administrative Agent shall have received such other authorizations or documents as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request in connection with the entry into and performance of the transactions contemplated by this Amendment or for the validity and enforceability of this Amendment.
7.    Miscellaneous.
a.    The Credit Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Administrative Agent and the Lenders to deliver this Amendment.
b.    This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.
c.    This Amendment is a Credit Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Existing Credit Agreement shall be modified accordingly. No course of dealing on the part of the Administrative Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Administrative Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Credit Parties of any provision of the Credit Documents shall not affect any right of the Administrative Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Administrative Agent and/or the Lenders, as applicable, pursuant to and in accordance with the Credit Documents, including, without limitation, Section 10.02 of the Credit Agreement. No other person or entity, other than the Administrative Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.
d.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 10.09 and Section 10.10 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.
e.    If any provision of this Amendment or any of the other Credit Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.
f.    This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, the Credit Parties, the Administrative Agent, the Several L/C Issuing Bank and the Required Lenders have caused this Amendment to be executed as of the date first written above.

CAVELLO BAY REINSURANCE LIMITED
as Borrower

By _/s/ Duncan Scott____________________
Name: Duncan Scott
Title: Director

ENSTAR GROUP LIMITED
as a Guarantor

By _/s/ Guy Bowker_____________________
Name: Guy Bowker
Title: CFO

KENMARE HOLDINGS LTD.
as a Guarantor

By _/s/ Duncan Scott____________________
Name: Duncan Scott
Title: Director

ENSTAR (US ASIA-PAC) HOLDINGS LIMITED
as a Guarantor

By _/s/ Siobhan Hextall__________________
Name: Siobhan Hextall
Title: Director

ENSTAR HOLDINGS (US) LLC
as a Guarantor

By _/s/ Paul Brockman___________________
Name: Paul Brockman
Title: President and Chief Executive Officer

NATIONAL AUSTRALIA BANK LIMITED, LONDON BRANCH (ABN 12 004 044 937),
as Administrative Agent

By _/s/ Melisha Hughes__________________
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937),
as Several L/C Issuing Bank

By _/s/ Melisha Hughes__________________
Name: Melisha Hughes
Title: Head of Agency Services, Northern Hemisphere

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937),
as a Lender

By _/s/ Carole Palmer____________________
Name: Carole Palmer
Title: Associate Director

THE BANK OF NOVA SCOTIA,
as a Lender

By _/s/ Sunny Yang_____________________
Name: Sunny Yang
Title: Director

COMMONWEALTH BANK OF AUSTRALIA
(ABN 48 123 123 124),
as a Lender

By _/s/ Richard Braham__________________
Name: Richard Braham
Title: Director

BMO HARRIS BANK N.A.,
as a Lender

By _/s/ Benjamin Mlot___________________
Name: Benjamin Mlot
Title: Director

COMMERZBANK AG NEW YORK BRANCH,
as a Lender

By _/s/ Michael McCarthy_______________
Name: Michael McCarthy
Title: Managing Director

By _/s/ Barry S. Feigenbaum_____________
Name: Barry S. Feigenbaum
Title: Managing Director

ING BANK N.V., LONDON BRANCH,
as a Lender

By _/s/ Nick Marchant___________________
Name: Nick Marchant
Title: Director

By _/s/ Carolyn Rajaratnam_______________
Name: Carolyn Rajaratnam
Title: Director

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH,
as a Lender

By _/s/ Julian Kamba____________________
Name: Julian Kamba
Title: Director

By _/s/ Leonard J. Crann_________________
Name: Leonard J. Crann
Title: General Manager

JPMORGAN CHASE BANK, N.A.,
as a Lender

By _/s/ Hector J Varona________________________
Name: Hector J. Varona
Title: Executive Director

Schedule 2.01
Commitments and Lenders

Name of Lender	Commitment
National Australia Bank Limited, London Branch	$155,000,000
The Bank of Nova Scotia	$155,000,000
Commonwealth Bank of Australia	$100,000,000
BMO Harris Bank N.A.	$75,000,000
Commerzbank AG New York Branch	$75,000,000
ING Bank N.V., London Branch	$75,000,000
Landesbank Baden-Württemberg, New York Branch	$75,000,000
JPMorgan Chase Bank, N.A.	$50,000,000
TOTAL	$760,000,000

Eligible Affiliates

None.